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                                                                   Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-43017 on Form N-1A of Lord Abbett Tax-Free Income Trust of our report dated November 18, 2003 on the financial statements of Lord Abbett Tax-Free Income Trust for the year ended September 30, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
January 28, 2004